SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

       Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported):   October 14, 1998

                         OWENS CORNING
     (Exact name of registrant as specified in its charter)



      Delaware             1-3660         34-4323452
      (State or other      (Commission    (IRS Employer
      jurisdiction of      File Number)   Identification No.)
      incorporation)




   One Owens Corning Parkway, Toledo, Ohio             43659
   (Address of principal executive offices)            (Zip Code)


   Registrant's telephone number, including area code:    (419)248-8000




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  Item 2.  Acquisition or Disposition of Assets.

           On September 30, 1998, Owens Corning, a Delaware corporation (the "Company"), completed the sale (the "Sale Transaction") of a 51% membership interest (the "Transferred Interest") in Advanced Glassfiber Yarns LLC, a Delaware limited liability company ("AGY"), to AGY Holdings, Inc., a Delaware corporation ("Holdings"). Holdings is a wholly-owned subsidiary of Glass Holdings Corp., a Delaware corporation ("GHC") and a wholly-owned subsidiary of Groupe Porcher Industries, a French corporation ("Porcher"). Porcher and its affiliates are existing customers of AGY. The Company has indirectly retained a 49% membership interest in AGY through Jefferson Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Jefferson").

           On July 1, 1998, the Company contributed to AGY substantially all of the assets (including, but not limited to, equipment, real estate, intellectual property, inventory, customer contracts and accounts receivables) comprising its glass fiber yarns and specialty materials business in exchange for a 100% membership interest in AGY. On July 31, 1998, the Company contributed a 49% membership interest in AGY to Jefferson and entered into an LLC Interest Sale and Purchase Agreement (as amended by Amendment No. 1 to LLC Interest Sale and Purchase Agreement dated September 30, 1998, the "Sale Agreement") with AGY and GHC pursuant to which the Company agreed to sell the Transferred Interest to GHC or its wholly-owned subsidiary for a purchase price of $331,500,000. Upon the closing of the Sale Transaction, AGY made a special pro rata distribution of $390,000,000 to its members, including a $191.1 million distribution to Jefferson. Additionally, in accordance with the Sale Agreement, Jefferson received a further distribution from AGY of $9,262,000 in regard to AGY's estimated closing date net asset valuation. At the conclusion of the Sale Transaction and distributions, the Company and its subsidiaries received aggregate cash proceeds of $529,612,000 (net of certain transaction costs).

           Simultaneously with the closing of the Sale Transaction, the Company and AGY entered into a number of agreements pursuant to which the Company and AGY have agreed to sell or make available to one another various raw materials, certain services, capital equipment and products over a five to seven-year period on agreed terms and prices.

           All of the foregoing information is qualified in its entirety by reference to the copy of the Sale Agreement which is attached hereto as Exhibit 1 and incorporated herein by reference.


  Item 7. Financial Statements and Exhibits.

           Pro Forma Financial Statements


                            EXHIBITS


       Designation                Description           Method of Filing

      Exhibit 2               LLC Interest Sale and     Filed with this report
                                  Purchase Agreement
      Exhibit 2.1             Amendment No. 1 to LLC    Filed with this report
                                  Interest Sale and
                                  Purchase Agreement
      Exhibit 99              Pro Forma Financial       Filed with this report
                                  Statements






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                           SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   OWENS CORNING
                                   Registrant

Date: October 14, 1998             By: /s/Domenico Cecere
                                   Domenico Cecere
                                   Senior Vice President and
                                   Chief Financial Officer




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                         EXHIBIT INDEX


  Exhibit    2    LLC Interest Sale and Purchase Agreement

                  Amendment No 1
  Exhibit  2.1    LLC Interest Sale and Purchase Agreement

  Exhibit   99    Notes to Pro Forma Financial Statements
                  Pro Forma Financial Statements